UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004

TECHNICAL OLYMPIC USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23677	76-0460831

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500-N Hollywood, Florida		33021

(Address of principal executive offices)		(Zip code)

(954) 364-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On May 24, 2004, Technical Olympic USA, Inc. (the “Company”) announced that its Board of Directors had declared a cash dividend of $.015 per share on the Company’s outstanding common stock, payable on June 15, 2004 to shareholders of record at the close of business on June 4, 2004. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

99.1	Press Release, dated May 24, 2004, of Technical Olympic USA, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2004

TECHNICAL OLYMPIC USA, INC.
/s/ RANDY L. KOTLER
Randy L. Kotler
Vice President — Chief Accounting Officer

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Index to Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 24, 2004, of Technical Olympic USA, Inc.

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